                           SCHEDULE 14C INFORMATION

            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[_]  Preliminary Information Statement

[_] Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement


                          ENEX RESOURCES CORPORATION
                _______________________________________________
               (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[_]  Fee computed on table below per Exchange Act Rules14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held December 20, 2000

To the Stockholders of Enex Resources Corporation:

     You are cordially invited to attend the Annual Meeting of Stockholders of Enex Resources Corporation, a Delaware corporation (the "Company"), to be held at the offices of the Company, Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002, on Wednesday, December 20, 2000 at 10:00 a.m. Central Standard Time, for the following purposes:

     1. To elect six (6) directors to serve until the next Annual Stockholder Meeting;

     2. To consider and ratify the appointment of KPMG LLP as the independent accountants of the Company for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment.

     All stockholders of record as of November 24, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     We are not asking you for a proxy and you are requested not to send us a proxy. No proxies are being solicited for this meeting, and the Company requests that no proxies be sent to it. You are encouraged to attend the meeting in person or send a personal representative who may vote your shares in your absence pursuant to a duly executed proxy in favor of such personal representative. Please see the Information Statement submitted herewith which more fully describes the above matters.

     Your vote is important.

                                    By Order of the Board of Directors
                                    /s/ Floyd C. Wilson

                                    Floyd C. Wilson
                                    Chairman of the Board and
                                    Chief Executive Officer

November 30, 2000
Houston, Texas

     Annual Reports on Form 10-KSB, including financial statements, are being mailed to stockholders, together with this Information Statement, commencing on or about November 30, 2000.

                          ENEX RESOURCES CORPORATION
                    Two Shell Plaza, 777 Walker, Suite 2400
                             Houston, Texas 77002

                             INFORMATION STATEMENT
                                      For
                        ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held December 20, 2000

     This Information Statement is furnished to stockholders of Enex Resources Corporation, a Delaware corporation (the "Company"), in connection with the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. Central Standard Time on Wednesday, December 20, 2000 and all adjournments thereof (the "Annual Meeting"). This Information Statement is being mailed to stockholders of the Company on or about November 30, 2000.

     The Annual Meeting will be held at the principal offices of the Company at Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002. Stockholders may attend the meeting in person or send a personal representative who may vote such stockholder's shares pursuant to a duly executed proxy in favor of such personal representative. Any stockholder giving such proxy may revoke it at any time before it is voted by written revocation delivered to the Company's Secretary, by voting in person at the Annual Meeting or by giving a later proxy. We are not asking you for a proxy and you are requested not to send us a proxy. The Company is not soliciting proxies in connection with this Annual Meeting, and the Company requests that no proxies be sent to it.

OUTSTANDING CAPITAL STOCK

     The record date for stockholders entitled to vote at the Annual Meeting is the close of business on November 24, 2000. At the close of business on that date, the Company had issued, outstanding and entitled to vote at the meeting 1,342,672 shares of common stock, $.05 par value.

MATTERS TO BE ACTED UPON AT THE MEETING

     The election of directors and ratifying the appointment of the independent public accountants are the only matters which the Board of Directors knows will be presented for consideration at the meeting.

QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of shares of common stock entitled to vote at the Annual Meeting representing a majority of the votes entitled to be cast is necessary to constitute a quorum at the Annual Meeting. Each holder of shares of common stock is entitled to one vote, in person or by proxy, for each share held in such stockholder's name on the record date. Assuming the presence of a quorum, the affirmative vote of the holders of shares of common stock representing a plurality of the total number of shares present, in person or by proxy, and entitled to vote at the Annual Meeting, is required for the election of directors. The affirmative vote equal to at least a majority of the votes of holders of common stock entitled to vote at the Annual Meeting, in person or by proxy, is required for the ratification of the appointment of the independent public accountant. As to any other matters which may come before the meeting, a majority of the votes of holders of common stock cast at the Annual Meeting generally is required for approval. Abstentions will be included in vote totals, and, as such, will have the same effect on the matter voted upon as a negative vote. Where nominee recordholders do not vote on directors or the other proposals because they did not receive specific instructions on such proposal from the beneficial owners of such shares ("broker nonvotes"), such broker nonvotes will not be included in vote totals and, as such, will have no effect on the action taken at the Annual Meeting.

     The Company is not aware of any other proposals planned to be made at the Annual Meeting and has no current intention of making any additional proposals. The chairman of the meeting shall determine the order of business at the Annual Meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the meeting, and business not properly brought before the meeting may not be transacted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the shares of the Company's common stock beneficially owned by those persons or entities known to be the beneficial owner of more than five percent of the Company's issued and outstanding common stock as of November 15, 2000:


Title of          Name and Address of                Amount and Nature          Percent of
Class             Beneficial Owner                   of Beneficial Ownership    Class
-----             ----------------                   -----------------------    -----
Common            3TEC Energy Corporation/(1)/       1,074,179                  80.0
                  Two Shell Plaza
                  777 Walker, Suite 2400
                  Houston, Texas 77002

Common            FMR Corp./(2)/                       144,300                  10.7
                  82 Devonshire Street
                  Boston, Massachusetts 02109

/(1)/ On March 27, 1998, Middle Bay Oil Company, Inc. ("Middle Bay"), predecessor in interest to 3TEC Energy Corporation ("3TEC"), acquired 1,064,432 shares of common stock pursuant to Middle Bay's tender offer which began February 19, 1998. During December 1998, Middle Bay acquired an additional 9,747 shares bringing the total to 1,074,179 shares.

/(2)/ FMR Corp. ("FMR") is a holding company, one of whose principal assets is the capital stock of Fidelity Management and Research Company ("Fidelity"), the investment advisor to a large number of investment companies (the "Fidelity Funds"), including the Fidelity Low-Priced Stock Fund, which owns the shares shown in the table. FMR, through its control of Fidelity, and the Chairman of FMR each has sole power to dispose of such shares. Neither FMR nor its principal stockholder has the sole power to vote or direct the voting of such shares, which power resides with the Fidelity Funds' Board of Trustees.
Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Board of Trustees. All information regarding FMR was obtained from the Amended Schedule 13G filed by FMR with the Securities and Exchange Commission (the "SEC") on February 16, 1999.

SECURITY OWNERSHIP OF MANAGEMENT

     No officer or director of the Company owns shares in the Company. However, the officers and directors of the Company own shares of common stock in 3TEC, the majority owner of the Company. The following table sets forth the shares of 3TEC's common stock beneficially owned by each director and executive officer and all directors and executive officers as a group, all as of November 15, 2000:

Name and Address of           Amount and Nature of    Percent of
Beneficial Owner              Beneficial Ownership    Class
----------------              --------------------    -----
Floyd C. Wilson                    3,790,740 /(1)/       22.67%
Two Shell Plaza
777 Walker, Suite 2400
Houston, Texas 77002

David B. Miller                    4,979,885 /(2)/       29.09%
3811 Turtle Creek Blvd.
Suite 1080
Dallas, Texas 75219

D. Martin Phillips                 4,979,885 /(3)/       29.09%
1100 Louisiana, Suite 3150
Houston, Texas 77002

David B. Dunton                        0                  *
3811 Turtle Creek Blvd.
Suite 1080
Dallas, Texas 75219

R.A. Walker                         300,000 /(4)/         2%
Two Shell Plaza
777 Walker, Suite 2400
Houston, Texas 77002

Stephen W. Herod                    135,339 /(5)/         *
1110 Briar Ridge Drive
Houston, Texas  77057

Gary R. Christopher                   9,332 /(6)/         *
6733 South Yale
Tulsa, Oklahoma  74136

Shane M. Bayless                     75,000 /(7)/         *
Two Shell Plaza
777 Walker, Suite 2400
Houston, Texas 77002

Mark S. Holt                         27,500 /(8)/         *
22211 Mission Hills Lane
Katy, Texas 77450

Directors and executive officers     5,727,056          32.13%
of the company as a group
(9 persons)

*    Represents less than 1%.


(1) Includes 200,000 shares issuable upon exercise of options granted to Mr. Wilson. Mr. Wilson is the Managing Director and a member of W/E Energy Company L.L.C. ("W/E") which is the beneficial owner of 3,590,740 shares of 3TEC's common stock. Of the 3,590,740 shares, 1,585,185 shares are common stock, 1,188,889 shares are common stock issuable on conversion of a subordinated note and 816,666 shares are issuable on exercise of warrants to purchase common stock. Mr. Wilson, as a managing director of W/E, shares voting power and dispositive power of the 3,590,740 shares of 3TEC's common stock with the other managing directors of W/E and may be deemed to be a beneficial owner of the shares owned by W/E. Mr. Wilson does not have the sole power to vote or dispose of any shares of 3TEC beneficially owned by W/E. Mr. Wilson disclaims any beneficial ownership of the shares.

(2)  This figure includes the 3,590,740 shares described in Note (1) above.
     This figure also includes 792,683 shares of common stock, 453,980 shares of Series D Preferred Stock convertible into 453,980 shares of common stock, and warrants to purchase 142,482 shares of common stock. Mr. Miller is a Managing Director of EnCap Investments L.L.C. ("EnCap"), which is a member of W/E. Mr. Miller shares voting power and dispositive power with the other managing directors of EnCap and may be deemed to be a beneficial owner of the shares owned by EnCap. EnCap may be deemed to be the beneficial owner of the 3,590,740 shares of 3TEC's common stock directly owned by W/E; however, EnCap disclaims beneficial ownership of these shares. Mr. Miller does not have the sole power to vote or dispose of any shares of 3TEC deemed to be beneficially owned by EnCap. Mr. Miller disclaims any beneficial ownership of the shares.

(3)  This figure includes the 3,590,740 shares described in Note (1) above.
     This figure also includes 792,683 shares of common stock, 453,980 shares of Series D Preferred Stock convertible into 453,980 shares of common stock, and warrants to purchase 142,482 shares of common stock. Mr. Phillips is a Managing Director of EnCap, which is a member of W/E. Mr. Phillips shares voting power and dispositive power with the other managing directors of EnCap and may be deemed to be a beneficial owner of the shares owned by EnCap. EnCap may be deemed to be the beneficial owner of the 3,474,074 shares of 3TEC's common stock directly owned by W/E; however, EnCap disclaims beneficial ownership of these shares. Mr. Phillips does not have the sole power to vote or dispose of any shares of 3TEC deemed to be beneficially owned by EnCap. Mr. Phillips disclaims any beneficial ownership of the shares.

(4) Represents 300,000 shares of common stock issuable upon exercise of options granted to Mr. Walker.

(5) Represents 36,606 shares of common stock and 93,332 shares issuable upon exercise of options granted to Mr. Herod and 16,203 shares of Series B preferred stock convertible into 5,401 shares of 3TEC common stock.

(6) Represents 4,333 shares of common stock and 4,999 shares issuable upon exercise of options granted to Mr. Christopher. Mr. Christopher is an officer of Kaiser-Francis Oil Company which is the beneficial owner of 1,112,578 shares of 3TEC's common stock.

(7) Represents 75,000 shares of common stock issuable upon exercise of options granted to Mr. Bayless.

(8) Represents 27,500 shares of common stock issuable upon exercise of options granted to Mr. Holt.

DIRECTORS AND EXECUTIVE OFFICERS

Nominees for Election as Directors

     The following table sets forth information concerning the present directors and executive officers of the Company. All of the directors are nominees for election at the Annual Meeting. All directors serve for a one-year term or until the annual meeting of stockholders of the Company held following their election:

                                                                           Director
                  Name             Age             Position(s) Held          Since
                  ----             ---             ----------------          -----
            Floyd C. Wilson        53           Chairman of the Board,       1999
                                             and Chief Executive Officer

              R.A. Walker          43            President and Chief
                                                  Financial Officer

            Stephen W. Herod       41            Director, Executive         1998
                                               Vice President Corporate
                                              Development and Secretary

            Shane M. Bayless       33        Vice President - Controller
                                                    and Treasurer

              Mark S. Holt         44            Assistant Secretary

          Gary R. Christopher      51                  Director              1998

            David B. Miller        50                  Director              1999

           D. Martin Phillips      47                  Director              1999

            David B. Dunton        38                  Director              1999

     Floyd Wilson has served as Chairman of the Board and Chief Executive Officer of the Company since 1999. Mr. Wilson is also the Chairman and Chief Executive Officer of 3TEC, joining 3TEC on August 27, 1999, concurrent with the investment by W/E. Mr. Wilson founded W/E in 1998. Mr. Wilson began his career in the energy business in Houston in 1970 as a completion engineer. He moved to Wichita in 1976 to start an oil and natural gas operating company, one of several private energy ventures which preceded the formation of W/E. Mr. Wilson founded Hugoton Energy Corporation ("Hugoton ") in 1987, and served as its Chairman, President and Chief Executive Officer. In 1994, Mr. Wilson took Hugoton public, and sold the company in 1998 to Chesapeake Energy Corporation.

     R.A. Walker has served as President and Chief Financial Officer of the Company since June 2000. Mr. Walker has served as President and Chief Financial Officer of 3TEC since May 1, 2000. Prior to joining 3TEC he was a Senior Managing Director and Co-head of Prudential Capital Group, a $32 billion asset management and merchant banking affiliate of The Prudential Insurance Company of America investing in privately-placed debt and equity securities. From 1990 to 1998, Mr. Walker was the Managing Director of the Dallas office of Prudential Capital Group where he was responsible for the firm's global energy investments, as well as general corporate finance for the Southwestern United States. He joined Prudential in 1987, holding various responsibilities in its Boston, Dallas and Newark offices, after spending approximately six years in commercial banking and two years with an independent oil and gas company.

     Stephen W. Herod has served as a Director of the Company from 1998 until August 1999 and from October 1999 until present. Mr. Herod has served as Secretary of the Company since December 1999 and as Executive Vice President Corporate Development of the Company since November 1999. Mr. Herod has served as Executive Vice President - Corporate Development and Secretary of 3TEC since December 1999 and as a director since July 1997. From July 1997 to December 1999, Mr. Herod was 3TEC's Vice President-Corporate Development. Mr. Herod served as President and a director of Shore Oil Company from April 1992 until the merger of Shore with 3TEC on June 30, 1997. He joined Shore's predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company employed Mr. Herod as a financial analyst.

     Shane M. Bayless has served as Vice President - Controller and Treasurer since August 2000. Mr. Bayless joined 3TEC in August 2000 as Vice President - Controller. Previously, from July 1998, Mr. Bayless was vice president and controller with Encore Acquisition Partners, Inc. Prior to that time Mr. Bayless served as the controller and chief accounting officer of Hugoton Energy Corporation from 1996 to 1998. Mr. Bayless was also Hugoton's manager of accounting from 1993 to 1996.

     Mark S. Holt has served as Assistant Secretary since November 1999. Mr. Holt joined 3TEC in August 1999 and became Assistant Secretary in November 1999 and Vice President - Land in December 1999. W/E employed Mr. Holt as District Landman from 1998 to 1999. From 1985 to 1998, Mr. Holt was the owner of Holt Resources, which provided land consulting services to various oil and natural gas companies and operators. From 1979 to 1985, Mr. Holt was a Senior Landman for Sun Oil Company.

     Gary R. Christopher has served as a Director of the Company since 1998. Mr. Christopher is Acquisitions Coordinator of Kaiser-Francis Oil Company, a position he has held since February, 1995. From 1991 to 1995, Mr. Christopher served as Senior Vice President and Manager of Energy Lending for the Bank of Oklahoma. He continues to serve as a consultant to the Bank of Oklahoma. Mr. Christopher is also President, Chief Executive Office and a director of PetroCorp, Inc., a public oil and natural gas company controlled by Kaiser-Francis Oil Company. Kaiser-Francis Oil Company owns 1,112,578 shares of 3TEC's common stock.

     David B. Miller has served as a Director of the Company and of 3TEC since 1999. Mr. Miller is a Managing Director and co-founder of EnCap. EnCap is an investment management and merchant banking firm focused on the upstream and midstream sectors of the oil and natural gas industry that was founded in 1988. EnCap is the general partner and controlling person of certain members of W/E. From 1988 to 1996, Mr. Miller also served as President of PMC Reserve Acquisition Company, a partnership jointly owned by EnCap and Pitts Energy Group. Prior to the establishment of EnCap, Mr. Miller served as Co-Chief Executive Officer of MAZE Exploration Inc., a Denver, Colorado, based oil and natural gas company he co-founded in 1981.

     D. Martin Phillips has served as a Director of the Company and of 3TEC since 1999. Mr. Phillips is a Managing Director and principal of EnCap. EnCap is an investment management and merchant banking firm focused on the upstream and midstream sectors of the oil and natural gas industry that was founded in 1988. EnCap is the general partner and controlling person of certain members of W/E. Prior to joining EnCap in 1989, from 1978 to 1989, Mr. Phillips served in various management capacities with NCNB Texas National Bank, including as Senior Vice President in the Energy Banking Group. Mr. Phillips is also a director of Bargo Energy Company, a public oil and natural gas company.

     David B. Dunton has served as a Director of the Company since 1999. Mr. Dunton is Vice President of EnCap. EnCap is an investment management and merchant banking firm focused on the upstream and midstream sectors of the oil and natural gas industry that was founded in 1988. EnCap is the general partner and controlling person of certain members of W/E. Prior to joining EnCap in 1998, he performed in various business development and marketing management roles with Delhi Gas Pipeline from 1990 until 1998 and was an energy banker with Texas Commerce Bank.

     The Board of Directors recommends that the stockholders vote FOR all nominees for election to the Board of Directors of the Company for the ensuing year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and any persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of such securities. Based solely on its review of the copies of such forms received by it, the Company believes that during the year ended December 31, 1999 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

BOARD MEETINGS

     During 1999, the Board met one time.

     The Company does not have any standing committees.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The Company does not pay its officers or directors any compensation.

     Each nonemployee director is eligible for incentive awards under the 1984 Incentive Stock Option Plan. No options or rights have been issued under such plan to any nonemployee director, and none are presently contemplated.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has, subject to stockholder ratification, selected KPMG LLP as the Company's independent public accountants for the year 2000 and recommends ratification of such selection by the stockholders. Although representatives of KPMG LLP will not be attending the Annual Meeting, they will be available by telephone, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that the stockholders vote FOR ratification of the selection of KPMG LLP as independent public accountants for 2000.


                                 By Order of the Board of Directors
                                 /s/ Floyd C. Wilson

                                 Floyd C. Wilson, Chairman of the
                                 Board and Chief Executive Officer




Dated this November 30, 2000